SECURITIES AND EXCHANGE COMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  SEPTEMBER 24, 2002

NASH FINCH COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	0-785	41-0431960
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 France Ave. South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

(Former name or former address, if changed since last reported.)

ITEM 5.          Other Events

NASH FINCH NAMES NELSON PRESIDENT AND COO

PROMOTION ENHANCES COMPANY LEADERSHIP

MINNEAPOLIS (September 24, 2002) —Nash Finch Company (Nasdaq: NAFC), a leading national food retailer and distributor, today announced the promotion of Jerry L. Nelson to President and Chief Operating Officer.

In making the announcement, Ron Marshall, Chief Executive Officer of Nash Finch highlighted Nelson’s lengthy industry experience and his management successes as head of the company’s distribution business.

“I have worked closely with Jerry for the past two years and he is an experienced industry executive with an excellent background for these competitive times,” Marshall said. “He has a focused and disciplined approach that will enhance our ability to serve customers in both established and emerging markets. Further, this streamlines the operations reporting structure of our company and the reduction in direct reports will permit me to concentrate on new growth opportunities going forward,” Marshall concluded.

Nelson will continue to report to Marshall and retains overall responsibility for the distribution business.  Christopher A. Brown, Executive Vice President, Merchandising, and Michael A. Mott, Executive Vice President and President of Retail will report to Nelson.

In a related action, Nash Finch Company also announced that David J. Bersie was promoted to Corporate Senior Vice President, Food Distribution and assumes Nelson’s previous day-to-day responsibility for the distribution business.  Bersie, who will report to Nelson, brings significant industry experience to his new role.

“He knows our customers and our strategy extremely well and I look forward to helping him expand our distribution business nationwide,” Nelson said.

Nash Finch also announced that Randy J. Jaeger has been promoted to Vice President, Food Distribution responsible for service to the Company’s distribution customers in the Midwest and Southeast.  A long time Nash Finch associate, Jaeger has developed a thorough knowledge of the product handling and delivery efficiencies necessary to support customer stores.

“When it comes to serving customers, Randy has illustrated that he knows exactly what needs to be done and how best to do it,” Nelson said.

Nash Finch Company is a Fortune 500 company and one of the leading food retail and distribution companies in the United States with over $4.1 billion in annual revenues. Nash Finch currently owns and operates 112 stores in the Upper Midwest, principally supermarkets under the AVANZA™, Buy• n• Save®, Econofoods®, Sun Mart® and Family Thrift Center™ trade names. In addition to its retail operations, Nash Finch’s food distribution business serves independent retailers and military commissaries in 28 states, the District of Columbia and Europe. Further information is available on the company’s website at www.nashfinch.com.

Forward-looking statements contained in this news release are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors may include but are not limited to: general business conditions, the impact of competition, and other risks detailed from time to time in the Company’s periodic reports available from the Security and Exchange Commission.

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Contact: John Bousquet, 952-857-4187 or Brian Numainville, 952-844-1201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2002	By /s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President and Chief Financial Officer